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                                EXHIBIT 8(f)(i)

                          FUND PARTICIPATION AGREEMENT

                          FUND PARTICIPATION AGREEMENT


     THIS AGREEMENT ("Agreement") made as of the 30th day of April, 1998, by and among BT Insurance Funds Trust ("TRUST"), a Massachusetts business trust, Bankers Trust Company ("ADVISER"), a New York banking corporation, and USAA Life Insurance Company ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Texas (collectively, the "Parties").

     WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "'40 Act"), as an open-end diversified management investment company; and

     WHEREAS, TRUST is comprised of several series funds (each a "Series"), each of whose shares are registered under the Securities Act of 1933, as amended (" `33 Act"); and

     WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies ("Participating Insurance Companies") through their separate accounts; and

     WHEREAS, TRUST may also offer its shares to certain qualified pension and retirement plans ("Qualified Plans"); and

     WHEREAS, TRUST has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(1-5) thereunder, to the extent necessary to permit shares of the Series of the TRUST to be sold to and held by separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans ("Exemptive Order"); and

     WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts listed on Appendix A hereto (collectively, "Separate Accounts") to offer certain Variable Contracts issued by LIFE COMPANY and funded by the Separate Accounts listed on Appendix A hereto (collectively, "Contracts") and is desirous of having the Series listed on Appendix B hereto (each, a "Portfolio") serve as underlying funding vehicles for the Contracts; and

     WHEREAS, ADVISER is a "bank" as defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act") and as such is excluded from the definition of "Investment Adviser" and is not required to register as an investment adviser pursuant to the Advisers Act; and

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     WHEREAS, ADVISER serves as the TRUST's investment adviser; and

     WHEREAS, First Data Distributors, Inc. ("DISTRIBUTOR") serves as the Trust's principal underwriter of the Trust's shares; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of Portfolios to fund the Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at such shares' net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and ADVISER agree as follows:

                        Article I. SALE OF TRUST SHARES
                                   --------------------

     1.1 TRUST agrees to make available to the Separate Accounts shares of each Portfolio ("Shares") for purchase and redemption at net asset value, and with no sales charges, subject to the terms and conditions of this Agreement. The Parties may agree, from time to time, to amend Appendicies A and/or B hereto ("Appendix A" and "Appendix B," respectively) to reflect additions, deletions, and other changes to the Separate Accounts, Contracts, and/or Portfolios. Upon such amendment, references to Separate Account, Contract, Portfolio, Trust or Shares shall be read consistently with the changes effected by that amendment, unless otherwise specifically provided.

     1.2 TRUST agrees to execute orders to purchase Shares ("Purchase orders") that correspond to Contract owner transaction requests received by LIFE COMPANY ("requests" or "Contract owner requests") on each Business Day using the net asset value per Share next computed after the LIFE COMPANY receives the requests. The Parties agree that, unless otherwise specified in writing by TRUST, the computation of each Portfolio's net asset value per Share will occur as of 4:00 p.m. New York time each Business Day. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

     1.3 TRUST agrees to execute orders to redeem Shares ("Redemption orders") that correspond to Contract owner requests on each Business Day using the net asset value per Share next computed after the LIFE COMPANY receives the requests. Redemption orders that do not relate to requests will be executed using the net asset value per Share next computed after receipt by TRUST of such orders.

     1.4 TRUST shall furnish, on or before each ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Portfolio. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of the Portfolio. TRUST shall notify LIFE COMPANY or its designee of the number of Shares so issued as payment of such dividends and distributions.

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     1.5  TRUST shall make the net asset value per Share for the Portfolios available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per Share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect Share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct Share net asset value. Any material error in the calculation of net asset value per Share, dividend or capital gain information shall be reported promptly by TRUST upon discovery to LIFE COMPANY.

     1.6 LIFE COMPANY shall be the designee of TRUST for receipt of Purchase orders and Redemption orders from the designated Separate Account to purchase or redeem Shares that correspond to Contract owner transactions. At the end of each Business Day, LIFE COMPANY shall use the information described in Section
1.5 to calculate Separate Account unit values for that Day. Using these unit values, LIFE COMPANY shall process each such Business Day's Contract owner transactions based on requests received by the close of trading on the floor of the New York Stock Exchange (currently 4:00 P.M. New York time) to determine the net dollar amount of Shares which shall be purchased or redeemed at that Day's
closing net asset value per   Share.  LIFE COMPANY shall net all Purchase and
Redemption orders, and shall submit a net order ("Net Order") to TRUST by 9:30 a.m. New York time on the Business Day next following LIFE COMPANY's receipt of such requests in accordance with the terms of Sections 1.2 and 1.3 hereof; provided, however, that TRUST shall provide additional time to LIFE COMPANY in the event that TRUST is unable to meet the 6:30 p.m. time stated in Section 1.5 hereof. Such additional time shall be equal to the additional time that TRUST takes to make the net asset values available to LIFE COMPANY.

     1.7 If LIFE COMPANY's Net Order requests the purchase of TRUST Shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's Net Order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY by the next Business Day, unless doing so would require TRUST to dispose of Portfolio securities or otherwise incur additional costs. In any event, proceeds shall be wired to LIFE COMPANY within the time period permitted by the '40 Act or the rules, orders or regulations thereunder, and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York time on the same Business Day that LIFE COMPANY transmits the Net Redemption Order to TRUST. If LIFE COMPANY's Net Order requests the application of redemption proceeds from the redemption of Shares to the purchase of shares of another fund advised by ADVISER, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

     1.8 TRUST agrees that all Shares of the Portfolios will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their separate accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h)(4) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the TRUST's Series will not be sold directly to the general public.

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     1.9  TRUST may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of the Shares of or liquidate any Portfolio of TRUST if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the TRUST (the "Board"), acting in good faith and in light of its duties under federal and any applicable state laws, deemed necessary, desirable or appropriate and in the best interests of the Shareholders of such Portfolios.

     1.10 Issuance and transfer of Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate Accounts. The TRUST will record, or cause to be recorded, Shares ordered from any Portfolio in appropriate book entry titles for the Separate Accounts.

                   Article II. REPRESENTATIONS AND WARRANTIES
                               ------------------------------

     2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Texas and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that USAA Investment Management Company, the principal underwriter for the Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

     2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act to the extent required thereby, and cause each Separate Account to remain so registered to serve as a segregated asset account for the Contracts, unless an exemption from registration is available.

     2.3 LIFE COMPANY represents and warrants that units of interest issued in connection with the Contracts have been or will be registered under the '33 Act unless an exemption from registration is available prior to any issuance or sale of the Contracts, and that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Contracts shall comply in all material respects with applicable state insurance law suitability requirements.

     2.4 Subject to TRUST's compliance with the duties and obligations set out in Sections 2.6 and 2.7 hereof, LIFE COMPANY represents and warrants that the Contracts have been or will be at the time of issuance treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.5 TRUST and ADVISER represent and warrant that the Shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal laws, and TRUST shall be registered under the '40 Act prior to and at the time of any issuance or sale of such Shares. TRUST, subject to Section 1.9 above, shall amend its registration statements under the '33 Act and the '40 Act from time to time as required in order to

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effect the continuous offering of its Shares. TRUST shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.

     2.6 TRUST and ADVISER represent and warrant that each Portfolio has complied and will comply with the requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

     2.7 TRUST and ADVISER represent and warrant that each Portfolio invested in by the Separate Account will be treated as a "regulated investment company" under Subchapter M of the Code, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

     2.8 ADVISER represents and warrants that it shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

               Article III. PROSPECTUS AND OTHER TRUST DOCUMENTS
                            ------------------------------------

     3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all Shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes and filing fees to which an issuer is subject on the issuance and transfer of its shares.

     3.2 TRUST or its designee shall provide LIFE COMPANY, free of charge, with as many copies of the current prospectus (or prospectuses), including supplements, statements of additional information, annual and semi-annual reports and proxy materials for the Shares of the Portfolios as LIFE COMPANY may reasonably request for distribution to existing Contract owners whose Contracts are funded by Shares. TRUST or its designee shall provide LIFE COMPANY, at LIFE COMPANY's expense, with as many copies of the current prospectus (or prospectuses) for the Shares ("TRUST prospectus") as LIFE COMPANY may reasonably request for distribution to prospective purchasers of Contracts. If requested by LIFE COMPANY, TRUST or its designee shall provide the Trust prospectus (including a "camera ready" copy of the current prospectus (or prospectuses) as set in type or, at the request of LIFE COMPANY, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the Parties once a year (or more frequently if the Trust prospectus is supplemented or amended) to have the prospectus for the Contracts ("Contract prospectus") and the Trust prospectus printed together in one document. The expenses of such printing will be apportioned between LIFE COMPANY and TRUST in proportion to the number of pages of the Contract and TRUST prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; TRUST shall bear the cost of printing the TRUST prospectus portion of such document for distribution only to

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owners of existing Contracts funded by the Shares, and LIFE COMPANY shall bear the expense of printing the Contract prospectus portion of such document, as well as the TRUST prospectus portion of such document for distribution to prospective purchasers of Contracts. In the event that LIFE COMPANY requests that TRUST or its designee provide the TRUST prospectus in a "camera ready" or diskette format, TRUST shall be responsible for providing the TRUST prospectus in the format in which it is accustomed to formatting prospectuses and shall bear the expense of providing the TRUST prospectus in such format (e.g. typesetting expenses), and LIFE COMPANY shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

     3.3 TRUST will provide LIFE COMPANY with at least one complete copy of all TRUST prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all Contract prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

                          Article IV. SALES MATERIALS
                                      ---------------

     4.1 LIFE COMPANY will furnish or will cause to be furnished, to TRUST and ADVISER, each piece of sales literature in which TRUST or ADVISER is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if TRUST or ADVISER objects to its use in writing within ten (10) Business Days after receipt of such material.

     4.2 TRUST and ADVISER will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature in which LIFE COMPANY or any of its Separate Accounts is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within ten (10) Business Days after receipt of such material.

     4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Contracts other than the information or representations contained in a registration statement or Contract prospectus , as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Contracts, or in sales literature approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

     4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or TRUST prospectus, or prospectus for any Portfolio, as such registration statement or prospectus may be amended or supplemented

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from time to time, or in sales literature approved by TRUST or its designee, except with the written permission of TRUST.

     4.5 For purposes of this Agreement, the phrase "sales literature" includes, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. ("NASD") rules, the '40 Act, the '33 Act, or rules thereunder.

                         Article V. POTENTIAL CONFLICTS
                                    -------------------

     5.1 The TRUST represents that it has received The Exemption Order from the SEC granting relief from various provisions of the '40 Act and the rules thereunder to the extent necessary to permit TRUST Shares to be sold to and held by separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans. The Exemptive Order requires TRUST and each Participating Insurance Company to comply with conditions and undertakings substantially as provided in this Section 5. The TRUST agrees not to enter into a participation agreement with any other Participating Insurance Company unless it imposes the same conditions and undertakings as are imposed on LIFE COMPANY hereby.

     5.2 The Board will monitor TRUST for the existence of any material irreconcilable conflict between the Variable Contract owners of all separate accounts, including the Contract owners investing in the Separate Accounts, and of participants of Qualified Plans investing in TRUST, and determine what
action, if any, should be taken in response to such conflicts.   An
irreconcilable material conflict may arise for a variety of reasons, which may include: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of TRUST are being managed; (e) a difference in voting instructions given by Variable Contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract owners.

     5.3 LIFE COMPANY will report any potential or existing conflicts of which it becomes aware to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities in this regard by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by the LIFE COMPANY to inform the Board whenever it has

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determined to disregard Contract owners' voting instructions. These responsibilities of LIFE COMPANY will be carried out with a view only to the interests of the Contract owners.

     5.4 If a majority of the Board, or majority of its disinterested Trustees, determines that a material irreconcilable conflict exists affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of the Board's disinterested Trustees), will take any steps necessary to remedy or eliminate the material irreconcilable conflict, including; (a) withdrawing the assets allocable to some or all of the Separate Accounts from TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another portfolio of TRUST ; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Contract owners and as appropriate, segregating the assets of any appropriate group of Contract owners that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (c) establishing a new registered management investment company (or series thereof) or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of TRUST, to withdraw a Separate Account's investment in TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Contract owners.

     For the purposes of this Section 5.4, a majority of the disinterested Trustees shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will TRUST or ADVISER (or any other investment adviser of TRUST) be required to establish a new funding medium for any Contract. Further, LIFE COMPANY shall not be required by this
Section 5.4 to establish a new funding medium for any Contracts if an offer to do so has been declined by a vote of a majority of Contract owners materially and adversely affected by the material irreconcilable conflict.

     5.5 The Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

     5.6 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out its obligations. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

                               Article VI. VOTING
                                           ------

     6.1 LIFE COMPANY will provide pass-through voting privileges to all Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote Shares of any Portfolio held in its Separate Account(s) in a manner consistent with voting instructions timely received from its Contract owners. LIFE COMPANY will be responsible for assuring that each of its registered Separate Account(s) that owns any Shares calculates voting

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privileges in a manner consistent with other Participating Insurance
Companies. LIFE COMPANY will vote Shares that are not attributable to Contract owners to whom pass-through voting privileges are extended, or that are attributable to Contract owners from whom timely voting instructions were not received, in the same proportion as it votes those Shares for which it has received voting instructions. Notwithstanding the foregoing, LIFE COMPANY reserves the right to vote Shares held in any Separate Account in its own right, to the extent permitted by law. TRUST will promptly notify LIFE COMPANY of any amendment to, or change in interpretation of, the Exemptive Order it has obtained.

     6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Exemptive Order, then TRUST, and/or LIFE COMPANY, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

                          Article VII. INDEMNIFICATION
                                       ---------------

     7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST, and ADVISER and each of their respective trustees, directors, principals, officers, employees and agents (and former trustees, directors, principals, officers, employees, and agents) and each person, if any, who controls TRUST or ADVISER within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation or threatened litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares or the Contracts and:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contracts, any Separate Account's registration statement or Contract prospectus contained therein, or in any sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY by or on behalf of TRUST, ADVISER or DISTRIBUTOR for use in the Contracts, any Separate Account's registration statement or Contract prospectus or sales literature for the Contracts (or any amendment or supplement supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Shares; or

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     (b)  arise out of or result from (i) statements or representations (other than statements or representations contained in any registration statement, prospectus or sales literature for the TRUST, or any Portfolio not supplied by LIFE COMPANY, or persons under its control) or (ii) willful misfeasance, bad faith, negligence, or reckless disregard of obligations or duties of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, or sales literature for the TRUST, or any Portfolio, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TRUST by or on behalf of LIFE COMPANY for use in such materials; or

     (c) arise as a result of any failure by LIFE COMPANY to provide substantially the services and furnish the materials under the terms of this Agreement; or

     (d) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

     7.2 LIFE COMPANY shall not be liable under Section 7.1 hereof with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or breach of this Agreement.

     7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from LIFE COMPANY to such Indemnified Party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently

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incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.4 Indemnification by TRUST and ADVISER. TRUST and ADVISER agree to indemnify and hold harmless LIFE COMPANY and each of its directors, principals, officers, employees, and agents (and former directors, principals, officers, employees, and agents) and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the `33 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of TRUST and ADVISER which consent shall not be unreasonably withheld) or litigation or threatened litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares or the Contracts and:

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement or prospectus or sales literature for the TRUST or any Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TRUST, ADVISER, or DISTRIBUTOR by or on behalf
          of LIFE COMPANY for use in   any registration statement,  prospectus
          or sales literature for the TRUST or any Portfolio (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Shares; or

     (b) arise out of or result from (i) statements or representations (other than statements or representations contained in any Separate Account's registration statement or Contract prospectus, or sales literature for the Contracts not supplied by TRUST, ADVISER or DISTRIBUTOR or persons under their respective control) or (ii) willful misfeasance or bad faith, negligence, or reckless disregard of obligations or duties of ADVISER, TRUST or DISTRIBUTOR or persons under their respective control, with respect to the sale or distribution of the Contracts or Shares; or

     (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in any Separate Account's registration statement or Contract prospectus, or sales literature for the Contracts, or any amendment or supplement to any of the foregoing or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY for inclusion therein by or on behalf of TRUST, ADVISER or DISTRIBUTOR; or

     (d)  arise as a result of (i) a failure by TRUST, or ADVISER   to provide
          substantially the services and furnish the materials under the terms of this Agreement; (ii) a failure by a Portfolio(s) to comply with the diversification requirements of Section 817(h) of the Code; or
          (iii) a failure by a Portfolio(s) to qualify as a "regulated investment company" under Subchapter M of the Code; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by TRUST, or ADVISER in this Agreement or arise out of or result from any other material breach of this Agreement by TRUST, or ADVISER.

     7.5 TRUST and ADVISER shall not be liable under Section 7.4 hereof with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent that such losses, claims, damages, liabilities or litigation are attributable to such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or breach of this Agreement.

     7.6 TRUST and ADVISER shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified TRUST and ADVISER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify TRUST and ADVISER of any such claim shall not relieve TRUST and ADVISER from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, TRUST and ADVISER shall be entitled to participate at its own expense in the defense of such action. TRUST and ADVISER also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from TRUST and ADVISER to such Indemnified Party of TRUST and ADVISER's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TRUST and ADVISER will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

                        Article VIII. TERM: TERMINATION
                                      -----------------

     8.1 This Agreement shall be effective as of the date first written above and shall continue in force until terminated in accordance with the provisions herein.

     8.2 This Agreement shall terminate in accordance with the following provisions:

     (a) At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to in writing by the Parties;

     (b) At the option of LIFE COMPANY, if TRUST Shares are not reasonably available to meet the requirements of the Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of Shares to reasonably meet the requirements of the Contracts within said ten-day period;

     (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or ADVISER by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair the ability of the TRUST, or ADVISER, to meet and perform their respective obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

     (d) At the option of TRUST or ADVISER, upon the institution of formal proceedings against LIFE COMPANY and/or its broker-dealer affiliates by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST or ADVISER's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST or ADVISER with said termination to be effective upon receipt of notice;

     (e) In the event TRUST's Shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such Shares as the underlying investment medium of Contracts issued or to be issued by LIFE COMPANY termination shall be effective upon such occurrence without notice;

     (f) In the event any Portfolio fails to qualify as a "regulated investment company" under Subchapter M of the Code or otherwise fails to meet the requirements of Section 817(h) of the Code and the regulations thereunder. Termination shall be effective upon such occurrence without notice;

     (g) At the option of TRUST and ADVISER if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST and ADVISER reasonably believes that the Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

     (h) At the option of LIFE COMPANY, upon breach by TRUST or ADVISER of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST or ADVISER;

     (i) At the option of TRUST or ADVISER, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST or ADVISER within ten days after written notice of such breach is delivered to LIFE COMPANY;

     (j) At the option of TRUST, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

     (k) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and ADVISER, termination shall be effective immediately upon such occurrence without notice.

     8.3  Notwithstanding any termination of this Agreement pursuant to Section
8.2 hereof, TRUST at its option may elect to continue to make available additional TRUST Shares, as provided below, for so long as TRUST desires pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if TRUST so elects to make additional Shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to
Section 8.2 hereof, TRUST and ADVISER, as promptly as is practicable under the circumstances, shall notify LIFE COMPANY whether TRUST elects to continue to make Shares available after such termination. If Shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 8.3, upon sixty (60) days prior written notice to the other Party.

     8.4 Except as necessary to implement Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the Shares attributable to the Contracts (as opposed to the Shares attributable to LIFE COMPANY's assets held in the Separate Accounts), and LIFE COMPANY shall not prevent Contract owners from allocating payments to a Portfolio that is otherwise available under the Contracts until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

                              Article IX. NOTICES
                                          -------

     Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such Party set forth below or at such other address as such Party may from time to time specify in writing to the other Party.

          If to TRUST:

          BT Insurance Funds Trust
          Attn.:
          Phone:
          Fax:

          If to ADVISER:

          Bankers Trust Company - Global Investment Management
          130 Liberty Street
          New York, NY 10006
          Attn.:
          Phone:
          Fax:

          If to LIFE COMPANY:

          USAA Life Insurance Company
          9800 Fredericksburg Road
          San Antonio, TX 78288
          Attn.:  Dwain Akins
          Phone:   (210) 498-0676
          Fax:   (210) 498-0608

     Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

                            Article X. MISCELLANEOUS
                                       -------------

     10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

     10.5 It is understood and expressly stipulated that neither the shareholders of shares of any Portfolio nor the Trustees or officers of TRUST or any Portfolio shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with TRUST or a Portfolio must look solely to the property of TRUST or that Portfolio, respectively, for enforcement of any claims against TRUST or that Portfolio. It is also understood that each of the Portfolios shall be deemed to be entering into a separate Agreement with LIFE COMPANY so that it is as if each of the Portfolios had signed a separate Agreement with LIFE COMPANY and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

     10.6 Each Party shall cooperate with each other Party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

     10.8 If the Agreement terminates the Parties agree that Article VII and Sections 10.5, 10.6 and 10.7 shall remain in effect after termination.

     10.9 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, ADVISER and the LIFE COMPANY.

     10.10 No failure or delay by a Party in exercising any right or remedy under this Agreement will operate as a waiver thereof and no single or partial exercise of rights shall preclude a further or subsequent exercise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     IN WITNESS WHEREOF the Parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

                                    BT INSURANCE FUNDS TRUST


                                    By:/s/ Elizabeth Russell
                                      ----------------------
                                    Name:  Elizabeth Russell
                                    Title:  Secretary


                                    BANKERS TRUST COMPANY


                                    By:/s/ Irene S. Greenburg
                                      -----------------------
                                    Name: Irene S. Greenburg
                                    Title: Vice President


                                    USAA LIFE INSURANCE COMPANY


                                    By:/s/ Kenneth A. McClure
                                      -----------------------
                                    Name: KENNETH A. MCCLURE
                                    Title: Senior Vice President
                                           Life, Health & Marketing

                                   Appendix A



          This appendix is an integral part of the Agreement to which it is attached. Except as otherwise noted, defined terms used herein shall have the same meaning as given them in the Agreement.



     1.  The Separate Account of USAA Life Insurance Company

     2.  The Life Insurance Separate Account of USAA Life Insurance Company

                                   Appendix B



          This Appendix is an integral part of the Agreement to which it is attached. Except as otherwise noted, defined terms used herein shall have the same meaning as given them in the Agreement.


          1.  Equity 500 Index Fund

          2.  Small Cap Index Fund

          3.  EAFE(R) Equity Index Fund